Exhibit 10.35

LOAN AGREEMENT

U.S. $250,000.00	Loan Date: February , 2015

WHEREAS, SpringForth Investments, LLC (the “Lender”) has agreed to lend (the “Loan”) a sum of two hundred and fifty thousand dollars ($250,000.00) (the “Principal Balance”) to Great Basin Scientific, Inc., a Delaware Corporation (the “Company” and, together with the Lender, the “Parties”);

WHEREAS, the Parties have agreed to memorialize the terms of the Loan pursuant to this loan agreement (this “Agreement”);

NOW, THEREFORE, BE IT RESOLVED, that for value received, the Company hereby promises to pay to the order of the Lender, at the principal office of the Lender set forth herein, or at such other place as the Lender may designate in writing to the Company, the Principal Balance, commencing on the date hereof, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Agreement;

RESOLVED FURTHER, that the Parties agree that the Loan shall be made according to the following terms:

1. Note Funding. The Lender shall fund the Principal Balance of the Loan on or before February 17th, 2015 (the “Loan Date”).

2. Principal and Interest Payments.

(a) Except as otherwise provided herein, the Principal Balance of the Loan shall bear interest at a rate of twelve percent (12%) per year from the Loan Date until the date the Loan is paid in full.

(b) All computations of interest shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the Loan Date and shall not accrue on the Termination Date (as defined below).

(c) The Company shall repay in full the entire Principal Balance and interest then outstanding under this Agreement upon the first to occur of: (i) the date that is ninety (90) days from this Loan Date (the “Full Maturity Date”), (ii) the date that is five (5) days after the closing of a registered public offering of securities of the Company (the “Early Maturity Date”, with each of the Early Maturity Date and the Full Maturity Date being a “Maturity Date”) or (iii) the acceleration of the obligations as contemplated by Section 8 of this Agreement.

3. Prepayment. At the Company’s sole option, the Company may prepay all or a portion of the Principal Balance and interest then outstanding prior to the Full

Maturity Date without penalty or premium (such date of prepayment, the “Prepayment Date”). The Company shall give Lender not less than two (2) business days’ notice before the Prepayment Date of the Company’s intention to prepay the Loan.

4. Termination Fee. After the earlier to occur of (i) a Maturity Date, or (ii) the Prepayment Date (such date, the “Termination Date”), the Company shall pay to the Lender a termination fee equal to five percent (5%) of the Principal Balance of the Loan.

5. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Utah, such payment may be due on the next succeeding business day.

6. Representations and Warranties of the Company. The Company represents and warrants to the Lender as follows:

(a) The Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with full authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) The Loan and this Agreement have been duly authorized, and this Agreement has been validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(c) The execution, delivery and performance of this Agreement will not: (i) conflict with or result in a material breach of or a default under any of the terms or provisions of, (A) the Company’s Seventh Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound; (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets; or (iii) result in the creation or imposition of any material lien or encumbrance upon any material property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or may be bound or to which the Company or any of its property is subject.

(d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement.

7. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) the Company shall fail to make the payment of any principal amount outstanding for a period of thirty (30) business days after the date such payment shall become due and payable hereunder; or

(b) any material breach by the Company of any representations or warranties made by the Company herein; or

(c) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as amended (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic); or

(d) a proceeding or case shall be commenced in good faith in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

8. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, and if the Company does not cure such Event of Default within thirty (30) days of receiving written notice from the Lender to the Company describing such Event of Default, the Lender may at its option, (a) declare, by providing the Company with not less than ten (10) days prior written notice, the Principal Balance plus accrued interest due and payable, and upon the Company’s receipt of such notice, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Section 7(d), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the Principal Balance plus accrued interest shall be immediately due and payable, and (ii) Sections 7(a) through (c), the Lender may exercise or otherwise enforce any one or more of the Lender’s rights, powers, privileges, remedies and interests under this Agreement or applicable law. No course of delay on the part of the Lender shall operate as a waiver thereof or otherwise prejudice the right of the Lender. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything to the contrary contained in this Agreement, Lender agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s common stock in the amounts described herein.

9. Parties in Interest; Transferability. This Agreement shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns.

10. Amendments. This Agreement may not be modified or amended in any manner except in writing executed by the Company and the Lender.

11. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of the Lender:	SpringForth Investments, LLC
Attn: David Spafford
[add address]

Address of the Company:	Great Basin Scientific, Inc.
Attention: Ryan Ashton
2441 South 3850 West
Salt Lake City, Utah 84120
Tel. No.: (801) 990-1055

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

13. Headings. Article and section headings in this Agreement are included herein for purposes of convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Loan. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Lender and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Failure or Delay Not Waiver. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16. Binding Effect. The obligations of the Company and the Lender set forth herein shall be binding upon the successors and permitted assigns of each such party.

17. Severability. The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

18. Consent to Jurisdiction. Each of the Company and the Lender (i) hereby irrevocably submits to the jurisdiction of any federal or state court located in Salt Lake City, Utah for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 11 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 18 shall affect or limit any right to serve process in any other manner permitted by applicable law.

19. Waivers. No delay or omission on the part of the Lender in exercising its rights under this Agreement, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Lender, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

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IN WITNESS WHEREOF, the Company has executed and delivered this Agreement as of the date first written above.

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

SPRINGFORTH INVESTMENTS, LLC

By:
Name:
Title: